MUTUAL FUND CUSTODY AGREEMENT

                                 VANGUARD FUNDS

                       Wachovia Bank, National Association
                                Table of Contents

Paragraph                                                                Page

1.   Definitions                                                            1
2.   Appointment                                                            3
3.   Delivery of Documents                                                  3
4.   Delivery and Registration of the Property                              3
5.   Voting and Other Rights                                                4
6.   Receipt and Disbursement of Money                                      5
7.   Receipt and Delivery of Securities                                     5
8.   Scope of Responsibilities as Foreign Custody Manager                   6
9.   Eligible Securities Depositories; Compliance with Rule 17f-7           9
10.  Foreign Market Transactions                                           10
11.  Pledge or Encumbrance of Securities or Cash                           10
12.  Foreign Exchange                                                      10
13.  Lending of Securities                                                 11
14.  Overdrafts or Indebtedness                                            11
15.  Use of Securities Depository or the Book-Entry System                 11
16.  Instructions Consistent With The Declaration                          13
17.  Transactions Not Requiring Proper Instructions                        14
18.  Transactions Requiring Proper Instructions                            16
19.  Purchase and Sale of Securities                                       17
20.  Tax Reclaims                                                          18
21.  Records                                                               19
22.  Cooperation with Accountants                                          19
23.  Reports to Customer by Independent Public Accountants                 19
24.  Confidentiality                                                       19
25.  Equipment                                                             20
26.  Right to Receive Advice                                               20
27.  Compensation                                                          21
28.  Representations                                                       21
29.  Several Obligations of the Trusts                                     21
30.  Performance of Duties and Standard of Care                            22
31.  Indemnification                                                       22
32.  Effective Period; Termination and Amendment                           23
33.  Successor Custodian                                                   23
34.  Notices                                                               24
35.  Further Actions                                                       24
36.  Additional Funds                                                      24
37.  Miscellaneous                                                         24
ATTACHMENT A      Authorized Persons
ATTACHMENT B      Trusts and Funds
EXHIBIT A         Provision of Additional Information
EXHIBIT B         Eligible Securities Depositories
EXHIBIT C         List of Foreign Markets

                          MUTUAL FUND CUSTODY AGREEMENT

     THIS AMENDED AND RESTATED AGREEMENT is made as of March 6, 2003, by and among each Delaware statutory trust listed on Attachment B hereto (each a "Trust"), severally and for and on behalf of certain of their respective portfolios listed on Attachment B hereto (each a "Fund") and Wachovia Bank, National Association ("Wachovia"), a national bank. Each Trust for which Wachovia serves as custodian under this Agreement shall individually be referred to as "Customer."

1.   Definitions.
     -----------

     "Account" is defined in Paragraph 6 of this Agreement.

     "Authorized Person" means any person (including an investment manager or other agent) who has been designated by written notice from Customer or its designated agent to act on behalf of Customer hereunder. Such person shall continue to be an Authorized Person until such time as Wachovia receives Proper Instructions from Customer or its designated agent that any such person is no longer an Authorized Person.

     "Board" means the board of trustees or board of directors, as applicable, of a Trust.

     "Book-Entry System" means the Federal Reserve/Treasury book-entry system for receiving and delivering Securities, its successor or successors and its nominee or nominees.

     "Business Day" means any day on which Wachovia, the Book-Entry System, and relevant Depositories are open for business.

     "Country Risks" means the systemic risks arising from holding Foreign Assets in a particular country, including, but not limited to, those arising from a country's financial infrastructure, prevailing custody and settlement practices; expropriation, nationalization or other governmental actions; and laws applicable to the safekeeping and recovery of assets held in custody in such country.

     "Customer" means, individually, each Trust and their respective Funds as listed on Attachment B hereto.

     "Eligible Foreign Custodian" means an Eligible Foreign Custodian as defined in Rule 17f-5(a)(1) under the 1940 Act or any other entity that the SEC qualifies as such by exemptive order, no-action letter, rule or other appropriate SEC action.

     "Eligible Securities Depository" means an Eligible Securities Depository as defined in Rule 17f-7(b)(1) under the 1940 Act or any entity that the SEC qualifies as such by exemptive order, no-action letter, rule or other appropriate SEC action.

     "Wachovia" shall include any office, branch or subsidiary of Wachovia Bank, National Association.

     "Foreign Assets" means Customer's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect Customer's transactions in such investments.

     "Foreign Custody Manager" means a Foreign Custody Manager as defined in Rule 17f-5(a)(3) under the 1940 Act.

     "Foreign Market" means each market so identified in Exhibit C hereto.

     "Fund" means each separate portfolio of shares offered by each Trust representing interests in a separate portfolio of securities and other assets and listed on Attachment B hereto.

     "NASD" means National Association of Securities Dealers.

     "Proper Instruction" is defined in paragraph 16 to this Agreement

     "Property" means any and all Securities, cash, and other property of Customer which Customer may from time to time deposit, or cause to be deposited, with Wachovia or which Wachovia may from time to time hold for Customer; all income of any Securities or other property; all proceeds of the sales of any Securities or other property; and all proceeds of the sale of securities issued by Customer, which Wachovia receives from time to time from or on behalf of Customer.

     "Rule 17f-5" means 17 C.F.R.ss.270.17f-5 under the 1940 Act, as amended from time to time.

     "Rule 17f-7" means 17 C.F.R.ss.270.17f-7 under the 1940 Act, as amended from time to time.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Securities" shall include, without limitation, any common stock and other equity securities; bonds, debentures and other debt securities; notes; forwards, swaps, futures, derivatives, mortgages or other obligations; and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held by a Securities Depository, subcustodian, Eligible Foreign Custodian, or Eligible Securities Depository).

     "Securities Depository" shall include the Book-Entry System, the Depository Trust Company, any other domestic securities depository, book-entry system or clearing agency registered with the SEC or its successor or successors and its nominee or nominees, and any other entity permitted to hold Securities under Rule 17f-4 under the 1940 Act, and shall also mean any other registered clearing agency that acts as a securities depository, its successor or successors.

     "Trust" means each open-end registered investment company organized as a Delaware statutory trust and listed on Attachment B hereto.

     "U.S. Bank" means a U.S. Bank as defined in Rule 17f-5(a)(7) under the 1940 Act.

     "1940 Act" means the Investment Company Act of 1940, as amended.

All terms in the singular shall have the same meaning in the plural unless the context otherwise provides and vice versa.

2.   Appointment.
     -----------

     a. Appointment as Custodian. Each Trust is registered as an open-end management investment company under the 1940 Act, and each Trust desires to retain Wachovia to serve as the custodian for those Funds of the Trusts listed in Attachment B hereto, and Wachovia is willing to furnish these services. Each Trust hereby appoints Wachovia to act as custodian of its Funds' Securities, cash and other Property on the terms set forth in this Agreement. Wachovia accepts this appointment and agrees to furnish the services set forth below for the compensation as provided in Paragraph 27 of this Agreement.

     b. Appointment as Foreign Custody Manager. Customer hereby appoints Wachovia as a Foreign Custody Manager to perform the responsibilities set forth in Paragraph 8 of this Agreement with respect to Foreign Assets, and Wachovia hereby accepts such appointment as Customer's Foreign Custody Manager.

3.   Delivery of Documents.  Customer will promptly furnish to Wachovia  copies,
     ---------------------
properly certified or authenticated, of contracts, documents and other related information that Wachovia may reasonably request or requires to properly discharge its duties. These documents may include but are not limited to the following:

     a. Resolutions of Customer's Board authorizing the appointment of Wachovia as custodian of the Property of Customer and approving this Agreement;

     b. Incumbency and signature certificates identifying and containing the signatures of those authorized to select Customer's Authorized Persons;

     c. Each Fund's most recent prospectus including all amendments and supplements thereto (each, a "Prospectus").

     Upon Wachovia's request, Customer will furnish Wachovia from time to time with copies of all amendments of or supplements to the foregoing documents, if any.

4.   Delivery and Registration of the Property. Customer  will  deliver or cause
     -----------------------------------------
to be delivered to Wachovia all Property it owns, including cash received for the issuance of its shares, at any time during the period of this Agreement, except for Securities and monies to be delivered to any subcustodian appointed pursuant to Paragraph 7. Wachovia will not be responsible for Securities and monies until Wachovia or any subcustodian actually receives them. All Securities delivered to Wachovia or to any subcustodian, Securities Depository, Eligible Foreign Custodian, or Eligible Securities Depository (other than in bearer form) shall be registered in the name of the Customer on behalf of each Fund, or in the name of a nominee of Customer, in the name of Wachovia or any nominee of Wachovia (with or without indication of fiduciary status), in the name of any subcustodian or any nominee of a subcustodian appointed pursuant to Paragraph 7, any Eligible Foreign Custodian appointed pursuant to Paragraph 8, or any Eligible Securities Depository appointed pursuant to Paragraph 9, or shall be properly endorsed and in form for transfer satisfactory to Wachovia.

5.   Voting and Other Rights.
     -----------------------

     a. Customer shall exercise voting and other rights and powers for all Securities, however registered. Wachovia's only duty shall be to mail for delivery on the next Business Day to Customer any documents received, including proxy statements and offering circulars, with any proxies executed by the nominee for Securities registered in a nominee name. Wachovia reserves the right to provide any documents received, or parts thereof, in the language received. Customer acknowledges that in certain countries Wachovia may be unable to vote individual proxies but be able only to vote proxies on a net basis. Wachovia shall vote or cause proxies to be voted only as expressly directed in writing pursuant to Proper Instructions of Customer's Authorized Person. In the absence of Proper Instructions, neither Wachovia nor any subcustodian or Eligible Foreign Custodian shall vote or cause proxies to be voted, and they shall expire without liability to Wachovia. Wachovia will not advise or act for Customer in any legal proceedings, including bankruptcies, involving Securities Customer holds or previously held or the issuers of these Securities, except as Customer and Wachovia expressly agree upon in writing.

     b. Wachovia shall notify, make available or transmit promptly to Customer all official notices, circulars, reports and announcements that Wachovia receives regarding the Securities and Foreign Assets held by Customer. Wachovia shall also promptly notify Customer of any rights or discretionary actions and of the date or dates by when the rights must be exercised or action must be taken, provided that Wachovia has received, from the issuer, from persons making a tender or exchange offer, from a subcustodian, from a Securities Depository, from an Eligible Foreign Custodian or Eligible Securities Depository, or from a nationally or internationally recognized bond or corporate action service to which Wachovia subscribes (each, a "Notice Provider"), timely notice of rights, discretionary corporate actions, or dates such rights must be exercised or such actions must be taken. If Customer desires to take action on any tender offer, exchange offer or any other similar transaction, Customer shall notify Wachovia before the time at which Wachovia is to take action. Absent Wachovia's failure to promptly transmit such written information that it has received to Customer, or absent Wachovia's timely receipt of Proper Instructions, Wachovia shall not be liable for failure to take any action relating to or to exercise any rights the Securities confer. Wachovia shall use due diligence in attempting to receive complete and accurate information, and shall use reasonable care in forwarding information to Customer.

     c. Wachovia shall retain shares with respect to tender offers for less than 5% of outstanding shares at less than 99% of the current market value, without obligation to provide notice of such officers.

6.   Receipt and Disbursement of Money.
     ---------------------------------

     a. Wachovia shall open and maintain a custody account for Customer (the "Account") subject only to draft or order by Wachovia acting pursuant to the terms of this Agreement, and shall hold in the Account, subject to the provisions in this Paragraph 6, all cash it receives by or for Customer. Wachovia shall make payments of cash to, or for the account of, Customer from cash, based on Proper Instructions.

     b. Wachovia is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for Customer.

7.   Receipt and Delivery of Securities.
     ----------------------------------

     a. Except as provided in this Paragraph 7, and in Paragraphs 8 and 9 of this Agreement, Wachovia shall hold and segregate (physically, where Securities are held in certificate form) all Securities and non-cash Property it receives for Customer on behalf of each Fund in one or more Accounts. Wachovia will hold or dispose of all Securities and non-cash Property for Customer pursuant to the terms of this Agreement. In the absence of Proper Instructions, Wachovia shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any Securities and other Property, except in accordance with this Agreement.

     b. Wachovia may, at its own expense, employ subcustodians for the receipt of certain non-Foreign Assets Wachovia is to hold for the account of Customer pursuant to this Agreement; provided that each subcustodian has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000) and that such subcustodian agrees with Wachovia to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. Securities and cash held through subcustodians shall be held subject to the terms and conditions of Wachovia's agreements with the subcustodians. Wachovia will be liable for acts or omissions of any subcustodian to the same extent that Wachovia is liable to Customer under this Agreement.

     c. Wachovia shall hold Securities  through a Securities  Depository only if
(a) the Securities Depository and any of its creditors may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to Securities except a claim of payment for their safe custody or administration, and (b) beneficial ownership of Securities may be freely transferred without the payment of money or value other than for safe custody or administration.

     d. Wachovia may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, futures commission merchant or other third party identified in Proper Instructions such Accounts on such terms and conditions as Customer and Wachovia shall reasonably agree upon; and Wachovia shall transfer to such Account such Securities and money as Customer may specify in Proper Instructions.

     e. Wachovia shall furnish Customer with confirmations and a summary of all transfers to or from the account of each Fund during said day. Where Securities are transferred to the account of a Fund established at a Securities Depository or Book-Entry System, Wachovia shall also by book-entry or otherwise identify the Securities belonging to the Fund. At least monthly and from time to time, Wachovia shall furnish Customer with a detailed statement of the Property held for each Fund under this Agreement.

8.   Scope of Responsibilities as Foreign Custody Manager.
     -----------------------------------------------------

     a. Authorization. Subject to the terms and conditions herein, Wachovia is hereby authorized to: (i) place and maintain Foreign Assets on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract determined appropriate by Wachovia in accordance with the terms and conditions herein and (ii) withdraw Foreign Assets from Eligible Foreign Custodians in accordance with the terms and conditions herein.

     b. Selection. Wachovia shall place and maintain Foreign Assets in the care of one or more Eligible Foreign Custodians. In performing its responsibilities to place and maintain Foreign Assets with an Eligible Foreign Custodian, Wachovia shall determine that the Eligible Foreign Custodian will hold Foreign Assets in the exercise of reasonable care, based on the standards applicable to custodians in the jurisdiction or market in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

     (i) the Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), its methods of keeping custodial records, its security and data protection practices, and its settlement practices;

     (ii) whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets and to protect Foreign Assets against the Eligible Foreign Custodian's insolvency;

     (iii) the Eligible Foreign Custodian's general reputation and standing; and

     (iv) whether Customer will have jurisdiction over, and be able to enforce judgments against, the Eligible Foreign Custodian in the United States.

     c. Contracts. Wachovia shall ensure that Customer's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with such Eligible Foreign Custodian. Wachovia shall determine that the written contract governing the foreign custody arrangements with each Eligible Foreign Custodian that Wachovia selects will provide reasonable care for Foreign Assets held by that Eligible Foreign Custodian, as described in subparagraph b. of this Paragraph 8. Each written contract will include terms that provide:

     (i) for indemnification and/or insurance arrangements that will adequately protect Customer against the risk of loss of the Foreign Assets held in accordance with such contract;

     (ii) that the Foreign Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors, except a claim for the Eligible Foreign Custodian's services under the contract or, in the case of cash deposits, liens or rights in favor of creditors of such Eligible Foreign Custodian arising under bankruptcy, insolvency or similar laws;

     (iii)that beneficial ownership of the Foreign Assets will be freely transferable without the payment of money or value, other than payments for the Eligible Foreign Custodian's services under the contract;

     (iv) that the Eligible Foreign Custodian will maintain adequate records identifying the Foreign Assets held under the contract as belonging to Customer or as being held by a third party for the benefit of Customer;

     (v) that Customer's independent public accountants will be given access to those records described in (iv) above, or confirmation of the contents of those records;

     (vi) that Customer will receive periodic reports with respect to the safekeeping of the Foreign Assets, including, but not limited to, notification of any transfer of the Foreign Assets to or from the account of Customer or a third party account containing the Foreign Assets held for the benefit of Customer; and

     (vii)that the Eligible Foreign Custodian will indemnify and hold harmless Wachovia (or its agent) or Customer from and against any loss, expense, liability or claim incurred by Wachovia (or its agent) or Customer to the extent such loss, expense, liability or claim arises from the Eligible Foreign Custodian's negligence, bad faith, or willful misconduct.

or, in lieu of any or all of the terms set forth in (i) through (vi) above, such other terms that Wachovia determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in (i) through (vi) above in their entirety.

     d.  Monitoring.  Wachovia will  establish and maintain a system to monitor:
(i) the appropriateness of maintaining Foreign Assets with each Eligible Foreign Custodian; (ii) Material Changes to Customer's foreign custody arrangements, as defined in subparagraph f. of this Paragraph 8. below; and (iii) the performance of the contracts described in subparagraph c. of this Paragraph 8. above (the "Monitoring System").

     e. Withdrawing Trust Assets. In the event that a foreign custody arrangement no longer meets the terms and conditions set forth in Rule 17f-5, Wachovia will promptly notify Customer and will then act in accordance with Customer's Proper Instructions with respect to the disposition of the affected Foreign Assets.

     f. Reporting Requirements. Wachovia shall notify Customer's Board of the placement of Foreign Assets with an Eligible Foreign Custodian and any Material Changes in Customer's foreign custody arrangements by providing a written report to Customer's Board at the end of each calendar quarter or at such times as Customer's Board deems reasonable and appropriate. With respect to Material Changes, Wachovia shall provide Customer's Board with a written report promptly after the occurrence of the Material Change. "Material Changes" include, but are not limited to: a decision to remove all Foreign Assets from a particular Eligible Foreign Custodian; any event that may adversely and materially affect an Eligible Foreign Custodian's financial or operational strength; Wachovia's inability to perform its duties in accordance with the standard of care under this Paragraph 8; a change in control of an Eligible Foreign Custodian; the failure of an Eligible Foreign Custodian to comply with the standards in or the terms of Rule 17f-5; any material change in any contract governing Customer's foreign custody arrangements; the failure of Wachovia or a foreign custody arrangement to meet the standards in Rule 17f-5; any event that may adversely affect Wachovia's ability to comply with Rule 17f-5; and a Material Change in any (i) information provided to the Board regarding Wachovia's expertise in foreign custody issues and risks (ii) Wachovia's use of third party experts to perform its foreign custody responsibilities, (iii) Customer's Board's ability to monitor Wachovia's performance, or (iv) Wachovia's financial strength or its ability to indemnify Customer.

     g. Provision of Information. Wachovia shall provide to Customer (or Customer's investment adviser(s)) such information as is specified in Exhibit A hereto, as may be amended from time to time by the parties. Customer hereby acknowledges that such information is solely designed to inform Customer of market conditions and procedures, but is not intended to influence Customer's investment decisions (or those of its investment adviser(s)). Wachovia will use reasonable care in gathering such information. Wachovia agrees to promptly notify Customer (or its investment adviser(s)) at the time that Wachovia becomes aware of a material change to the information provided or if Wachovia learns that any information previously provided is incomplete or inaccurate. Wachovia will provide to Customer (or its investment adviser(s)) upon reasonable request a written statement as may reasonably be required to document its compliance with the terms of this Agreement, as well as information regarding the following factors: (i) Wachovia's expertise in foreign custody issues and risks; (ii) Wachovia's use of third party experts to perform its foreign custody responsibilities; (iii) the Board's ability to monitor Wachovia's performance; and (iv) Wachovia's financial strength and its ability to indemnify Customer if necessary. With respect to each Eligible Foreign Custodian employed by Customer under subparagraph i. of this Paragraph 8. below, Wachovia agrees to provide to Customer (or its investment adviser(s)) any information it possesses regarding Country Risk or the risks associated with placing or maintaining Foreign Assets with the Eligible Foreign Custodian.

     h. Standard of Care as Foreign Custody Manager. In performing its delegated responsibilities as Customer's Foreign Custody Manager, Wachovia agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets under the 1940 Act would exercise. In particular, regardless of whether assets are maintained in the custody of an Eligible Foreign Custodian or an Eligible Securities Depository, Wachovia shall be liable to Customer for the acts or omissions of an Eligible Foreign Custodian where that Eligible Foreign Custodian has not acted with reasonable care, except to the extent Customer has directed Wachovia to use a particular Eligible Foreign Custodian.

     i. Direction of Eligible Foreign Custodians. Customer may direct Wachovia to place and maintain Foreign Assets with a particular Eligible Foreign Custodian. In such event, Wachovia will have no duties under this Paragraph 8 with respect to such arrangement, except those included under Paragraph 8.g and those that it may undertake specifically in writing.

     j. Best Customer. If at any time Wachovia is or becomes a party to an agreement to serve as Foreign Custody Manager to an investment company that provides for either: (i) a standard of care with respect to the selection of Eligible Foreign Custodians in any jurisdiction higher than that set forth in subparagraph b. of this Paragraph 8., or (ii) a standard of care with respect to exercise of Wachovia's duties other than that set forth in subparagraph h. of this Paragraph 8., Wachovia agrees to notify Customer of this fact and to raise the applicable standard of care hereunder to the standard specified in such other agreement.

     k. Condition Precedent. As a condition precedent to Wachovia's performance under this Paragraph 8, Customer shall deliver to Wachovia a certificate from each Trust's secretary containing the resolution of the Trust's Board regarding the Board's determination that it is reasonable to rely on Wachovia to perform the responsibilities delegated pursuant to this Agreement to Wachovia as Foreign Custody Manager of the Trust.

     l. Limitations. Wachovia shall have only such duties as are expressly set forth herein. In no event shall Wachovia be liable for any Country Risks associated with investments in a particular country.

     m. Representations with respect to Rule 17f-5. Wachovia represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7).

9. Eligible Securities Depositories;  Compliance with Rule 17f-7. Wachovia shall
   -------------------------------------------------------------
provide an analysis of the custody risks associated with maintaining Customer's Foreign Assets with each Eligible Securities Depository prior to the initial placement of Customer's Foreign Assets at such Depository and at which any Foreign Assets of Customer are held or are expected to be held. Wachovia shall monitor the custody risks associated with maintaining Customer's Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer and its investment adviser(s) of any material changes in such risks. Wachovia shall exercise reasonable care, prudence and diligence in performing the requirements set forth in this Paragraph. Based on the information available to it in the exercise of the foregoing standard of care, Wachovia shall determine the eligibility under Rule 17f-7 of each Depository before including it on Exhibit B hereto and shall promptly advise Customer (and its investment adviser(s)) if any Eligible Securities Depository ceases to be eligible and will withdraw Customer's foreign assets from the depository as soon as reasonably practical. For purposes of this Paragraph 9, Customer (and its investment adviser(s)) shall be deemed to have considered the Country Risk incurred by placing and maintaining Foreign Assets in each country in which each such Eligible Securities Depository operates. Wachovia's responsibilities under this Paragraph 9 shall not include, or be deemed to include, any evaluation of Country Risks associated with investment in a particular country.

10. Foreign Market Transactions. Customer agrees that all settlements of Foreign
    ---------------------------
Assets transactions shall be transacted in accordance with the local laws, customs, market practices and procedures to which Eligible Foreign Custodians and Eligible Securities Depositories are subject in each Foreign Market, including, without limitation, delivering Foreign Assets to the purchaser, dealer, or an agent for such purchaser or dealer, with the expectation of receiving later payment for the Foreign Assets from the purchaser, dealer, or agent. Wachovia shall provide a report of settlement practices in Foreign Markets as described in Exhibit A.

11.  Pledge or Encumbrance of Securities or Cash.  Except  as  provided  in this
     -------------------------------------------
Agreement, Wachovia may not pledge, assign, hypothecate or otherwise encumber Securities or cash in any Account without Customer's prior written consent.

12.  Foreign Exchange.
     ----------------

     a. For the purpose of settling Securities and foreign exchange transactions, Customer shall provide Wachovia with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, "sufficient immediately available funds" shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency to settle the transaction. Wachovia shall provide Customer with immediately available funds, which result from the actual settlement of all sale transactions each day, based upon advices Wachovia receives from Customer's
Eligible Foreign Custodians and Eligible Securities Depositories. Such funds shall be in U.S. dollars or such other currency as Customer may specify to Wachovia.

     b. Any foreign exchange transaction Wachovia effects in connection with this Agreement may be entered with Wachovia acting as principal or otherwise through customary banking channels. Customer may issue standing Proper Instructions with respect to foreign exchange transactions but Wachovia may establish rules or limitations concerning any foreign exchange facility made available to Customer. Customer shall bear all risks of investing in Securities or holding cash denominated in a foreign currency. In particular (and except to the extent that this paragraph is inconsistent with Paragraphs 8 or 9), Customer shall bear the risks that (i) a transfer to, by or for the account of Customer of Securities or cash held outside Customer's jurisdiction or denominated in a currency other than its home jurisdiction, or (ii) the conversion of cash from one currency into another, may be prohibited, limited, or be subject to burdens or costs, because of (w) Eligible Securities Depository rules or procedures, (x) exchange controls, (y) asset freezes, or (z) other laws, rules, regulations or orders. Wachovia shall not be obligated to substitute another currency for a currency (including a currency that is a component of a composite currency unit such as the Euro) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Wachovia shall not be liable to Customer of any loss resulting from any of the foregoing events.

13. Lending of Securities. Promptly after Customer or its agent lends Securities
    ---------------------
in Customer's account, Customer shall deliver or cause to be delivered to Wachovia a certificate specifying information reasonably required by Wachovia to deliver the securities. Wachovia shall not lend Securities except as Customer or its agent instructs. Wachovia shall deliver Securities so designated to the broker-dealer or financial institution to which the loan was made upon the receipt of the total amount designated as to be delivered against the loan of Securities. Promptly after each termination of a loan of Securities, Customer shall deliver to Wachovia a certificate specifying information reasonably required by Wachovia to return the securities. Wachovia shall receive all Securities returned from a broker-dealer or other financial institution to which the Securities were loaned, and upon receipt thereof shall pay the total amount payable upon the return of the Securities as set forth in the certificate. Securities returned to Wachovia shall be held as they were before the loan. Wachovia shall have no liability of any sort for any loss arising in connection with the loan of securities outside of the performance of its obligations under this agreement.

14.  Overdrafts or Indebtedness.  If Wachovia in its  sole  discretion  advances
     --------------------------
funds in any currency hereunder or if there shall arise for whatever reason an overdraft in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if Customer is for any other reason indebted to Wachovia pursuant to this Agreement, Customer agrees to repay Wachovia on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate agreed to between Customer and Wachovia, or in the absence of such an agreement, the rate that Wachovia ordinarily charges to its institutional custody customers in the relevant currency. Wachovia shall promptly notify Customer of any advance and the time at which such advance must be paid.

     To secure repayment of Customer's obligations to Wachovia hereunder, Customer hereby pledges and grants to Wachovia a lien and security interest in, and right of set off against the securities account of the relevant Fund as shall have a fair market value equal to the aggregate amount of all overdrafts of such Fund, together with accrued interest, as security for any and all amounts which are now owing to Wachovia with respect to that Fund under any provision of this Agreement, whether or not matured or contingent. Such lien and security interest shall be effective only so long as such advance, overdraft, or accrued interest thereon remains outstanding. In this regard, Wachovia shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations then in effect.

15.  Use of Securities Depository or the Book-Entry System.
     -----------------------------------------------------

     a. Upon receipt of Proper Instructions, Wachovia may (i) deposit in a Depository or the Book-Entry System all Securities of Customer eligible for deposit therein and (ii) use a Depository, or the Book-Entry System to the extent possible in connection with the performance of its duties hereunder, including without limitation, settlements of Customer's purchases and sales of Securities, and deliveries and returns of securities collateral in connection with borrowings. Without limiting the generality of this use, it is agreed that the following provisions shall apply thereto:

     b. Securities and any cash of Customer deposited in a Securities Depository or Book-Entry System will at all times (1) be represented in an account of Wachovia in the Securities Depository or Book-Entry System (the "Account") and
(2) be segregated from any assets and cash Wachovia controls in other than a fiduciary or custodian capacity but may be commingled with other assets held in these capacities. Securities and cash Wachovia deposits in a Depository or Book-Entry System will be held subject to the rules, terms and conditions of the Depository or Book-Entry System. Wachovia shall identify on its books and records the Securities and cash belonging to Customer, whether held directly or indirectly through Depositories or the Book-Entry System. Wachovia shall not be responsible for Securities or cash until actually received. Wachovia will effect payment for Securities and receive and deliver Securities in accordance with accepted industry practices as set forth in subparagraph c. of this Paragraph 15 below, unless Customer has given Wachovia Proper Instructions to the contrary.

     c. Wachovia shall pay for Securities purchased for the account of Customer upon (i) receipt of advice from the Securities Depository or Book-Entry System that the Securities have been transferred to Customer, and (ii) the making of an entry on the records of Wachovia to reflect the payment and transfer for the account of Customer. Upon receipt of Proper Instructions, Wachovia shall transfer Securities sold for the account of Customer upon (i) receipt of advice from the Securities Depository or Book-Entry System that payment for the Securities has been transferred to the Account, and (ii) the making of an entry on the records of Wachovia to reflect the transfer and payment for the account of Customer. Copies of all advices from the Securities Depository or Book-Entry System of transfers of Securities for the account of Customer shall identify Customer, and Wachovia shall maintain these copies for Customer and provide them to Customer at its request.

     d. Wachovia shall provide Customer with any report Wachovia obtains on the Securities Depository or Book-Entry System's accounting system, internal accounting controls and procedures for safeguarding Securities deposited in the Securities Depository or Book-Entry System.

     e. All books and records Wachovia maintains that relate to Customer's participation in a Securities Depository or Book-Entry System will at all times during Wachovia's regular business hours be open to the inspection of Customer's duly authorized employees or agents, and Customer will be furnished with all information in respect of the services rendered to it as it may require.

     f. Notwithstanding anything to the contrary in this Agreement, Wachovia shall be liable to Customer for any loss or damage to Customer resulting from any negligence, misfeasance or misconduct of Wachovia or any of its agents or of any of its or their employees in connection with its or their use of the Securities Depository or Book-Entry Systems or from failure of Wachovia or any agent to enforce effectively the rights it may have against the Securities Depository or Book-Entry System; at the election of Customer on a case by case basis, it shall be entitled to be subrogated to the rights of Wachovia for any claim against the Securities Depository or Book-Entry System or any other person that Wachovia may have as a consequence of any loss or damage if and to the extent that Customer has not been made whole for any loss or damage.

16.  Instructions Consistent With The  Declaration.
     ---------------------------------------------

     a. Unless otherwise provided in this Agreement, Wachovia shall act only upon Proper Instructions. Proper Instructions include any notices, instructions or other instruments in writing that Wachovia receives from an Authorized Person by letter, telex, facsimile transmission, Wachovia's on-line communication system, or any other method whereby Wachovia is able to verify with a reasonable degree of certainty the identity of the sender of the communications or the sender is required to provide a password or other identification code. Oral instructions will be considered Proper Instructions if Wachovia reasonably believes that an Authorized Person has given the oral instructions. Customer shall cause all oral instructions to be confirmed in writing by the close of business of the same day that the oral instructions are given to Wachovia. Proper Instructions that conflict with earlier Proper Instructions will supersede earlier Instructions unless Wachovia has already acted in reliance on the earlier Instructions. However, Customer agrees that where Wachovia does not receive confirming Proper Instructions or receives contrary Proper Instructions, the validity or enforceability of transactions the oral instructions authorize and which Wachovia carries out shall not be affected. Wachovia agrees to notify Customer as soon as reasonably practicable if Wachovia does not receive confirming Proper Instructions or receives conflicting Proper Instructions.

     Wachovia may assume that any Proper Instructions received hereunder are not in any way inconsistent with any provision of Customer's Declaration of Trust or By-Laws or any vote or resolution of a Trust's Board, or any committee thereof. Wachovia shall be entitled to rely upon any Proper Instructions it actually receives pursuant to this Agreement and which it reasonably believes an Authorized Person has given. Customer agrees that Wachovia shall incur no liability in acting in good faith upon Proper Instructions that Wachovia reasonably believes an Authorized Person has given to Wachovia.

     b. In accordance with Proper Instructions from Customer, as accepted industry practice requires or as Wachovia may elect in effecting Proper Instructions, Wachovia shall be deemed to make a loan to Customer, payable on demand, bearing interest at a rate agreed to between Customer and Wachovia, or in the absence of such an agreed rate, at the rate Wachovia customarily charges for similar loans, when Wachovia advances cash or other Property arising from the purchase, sale, redemption, transfer or other disposition of Property of Customer, or in connection with the disbursement of funds to any party, or in payment of uncontested fees, expenses, claims or liabilities Customer owes to Wachovia, or to any other party that has secured judgment in a court of law against Customer which creates an overdraft in the accounts or over-delivery of Property.

     c. Customer agrees that test arrangements, authentication methods or other security devices to be used for Proper Instructions which Customer may give by telephone, telex, TWX, facsimile transmission, bank wire or through an electronic instruction system, shall be processed in accordance with terms and conditions for the use of the arrangements, methods or devices as Wachovia may put into effect and modify from time to time. Customer shall safeguard any test keys, identification codes or other security devices which Wachovia makes available to Customer and agrees that Customer shall be responsible for any loss, liability or damage Wachovia or Customer incurs as a result of Wachovia's acting in accordance with instructions from any unauthorized person using the proper security device unless the loss, liability or damage was incurred as a result of Wachovia's negligence, bad faith, or willful misconduct. Wachovia may, but is not obligated to, electronically record any instructions given by telephone and any other telephone discussions about the Account.

17.  Transactions  Not Requiring Proper Instructions.  Wachovia is authorized to
     -----------------------------------------------
take the following action without Proper Instructions:

     a. Collection of Income and Other Payments. Wachovia shall:
        ---------------------------------------

     i. Collect and receive on a timely basis for the account of Customer, all income and other payments and distributions, including (without limitation) stock dividends, rights, warrants and similar items, included or to be included in the Property of Customer, and promptly advise Customer of the receipt and shall credit the income, as collected, to Customer. Wachovia shall promptly advise Customer of any such amounts due but not paid. Without limiting the generality of the foregoing, Wachovia shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on Securities held hereunder. Any income due Customer on Securities loaned pursuant to the provisions of Paragraph 13 that is credited to Wachovia for the benefit of Customer shall be credited by Wachovia to Customer's account. Wachovia shall, to the extent practicable, credit the Account with interest, dividends or principal payments on payable or contractual settlement date, in anticipation of receiving the same from a payor, Securities Depository, broker or other agent Customer or Wachovia employs. Any such crediting and posting shall be at Customer's sole risk, and Wachovia shall be authorized to reverse any advance posting in the event Wachovia does not receive good funds from any payor, Securities Depository, broker or agent of Customer. Wachovia shall (where practical, in its discretion) provide Customer with advance notice of two Business Days prior to any such reversal;

     ii. Endorse and deposit for collection in the name of Customer, checks, drafts, or other orders for the payment of money on the same day as received;

     iii. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable on the date the Securities become payable, promptly deposit or withdraw such proceeds as designated therein and promptly advise Customer of any such amounts due but not paid;

     iv. Take any action which may be necessary and proper in connection with the collection and receipt of the income and other payments and the endorsement for collection of checks, drafts and other negotiable instruments;

     v. Effect an exchange of the shares where the par value of stock is changed, and to surrender Securities at maturity or when advised of an earlier call for redemption or when Securities otherwise become available, against payment therefor in accordance with accepted industry practice. Customer understands that Wachovia subscribes to one or more nationally recognized services that provide information on calls for redemption of bonds or other corporate actions. Wachovia shall transmit promptly to Customer written information with respect to materials received by Wachovia (or its agent) via Eligible Foreign Custodians from issuers of the foreign securities being held for Customer. Wachovia will use reasonable care in facilitating the exercise of voting and other shareholder rights by Customer, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Customer acknowledges that local conditions may have the effect of severely limiting the ability of Customer to exercise shareholder rights. Subject to the foregoing acknowledgement and the standard of care to which Wachovia is held under this Agreement, Wachovia shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of Customer at any time held by it unless Wachovia receives Proper Instructions from Customer with regard to the exercise of any such right or power before the date on which Wachovia is to take action to exercise such right or power.

     vi. Wachovia shall notify Customer of any rights, duties, limitations, conditions or other information set forth in any Security (including mandatory or optional put, call and similar provisions), and of the date or dates by which such rights must be exercised or such action must be taken, provided that Wachovia has actually received, from the issuer or the relevant Securities Depository, or from the relevant Eligible Foreign Custodian or Eligible Securities Depository, or a nationally or internationally recognized bond or corporate action service to which Wachovia subscribes (each a "Notice Provider"), timely notice in regard to the Securities (a "Notice"). Wachovia shall use due diligence in attempting to receive complete and accurate information, and shall use reasonable care in forwarding information to Customer.

     vii. When fractional shares of stock of a declaring corporation are received as a stock distribution, unless specifically instructed to the contrary in writing, Wachovia is authorized to sell the fraction received and credit Customer's account. Unless specifically instructed to the contrary in writing, Wachovia is authorized to exchange Securities in bearer form for Securities in registered form. If Customer owns Property that is registered in the name of a nominee of Wachovia and the issuer of any such Property calls the Property for partial redemption, Wachovia is authorized to allot the called portion to the beneficial holders of the Property in a manner it deems fair and equitable in its sole discretion;

     viii.Forward to Customer copies of all information or documents that it may receive from an issuer of Securities which, in the opinion of Wachovia, are intended for Customer as the beneficial owner of Securities; and

     ix. Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates in connection with the collection or receipt of income, bond and note coupons, or other payments from Securities or in connection with transfers of Securities.

     b. Miscellaneous  Transactions.  Wachovia is authorized to deliver or cause
        ---------------------------
to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

     i. for examination by a broker selling for the Account of Customer in accordance with street delivery custom;

     ii. for the exchange of interim receipts or temporary Securities for definitive securities; and

     iii. for transfer of Securities into the name of Customer or Wachovia or a nominee of either, or to the issuer thereof for exchange of Securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any case, the new Securities are to be delivered to Wachovia.

18.  Transactions  Requiring  Proper  Instructions.  In  addition to the actions
     ---------------------------------------------
requiring Proper Instructions set forth in this Agreement, upon receipt of Proper Instructions and not otherwise, Wachovia, directly or through the use of a Depository or the Book-Entry System, shall:

     a. Execute and deliver to the persons as may be designated in Proper Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of Customer as owner of any Securities may be exercised;

     b. Deliver any Securities held for Customer against receipt of other Securities or cash or take such other steps as shall be stated in Proper Instructions in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

     c. Release Securities belonging to Customer to any bank or trust company for the purpose of pledge or hypothecation to secure any loan Customer incurs;

     d. Deliver Securities in accordance with the provisions of any agreement among Customer, Wachovia and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the NASD relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with Customer transactions;

     e. Deliver Securities in accordance with the provisions of any agreement among Customer, Wachovia and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission, or any similar organization or organizations, regarding account deposits in connection with Customer transactions;

     f. Surrender Securities, in connection with their exercise, warrants, rights or similar actions, provided that in each case, the new Securities and cash, if any, are to be delivered to Wachovia;

     g. Deliver Securities upon receipt of payment for any repurchase agreement Customer enters into;

     h. Deliver Securities pursuant to any other proper corporate purpose, but only upon receipt of Proper Instructions; and

     i. Deliver Securities held for Customer pursuant to security lending agreements concerning the lending of Customer's Securities into which Customer may enter, from time to time.

19.  Purchase and Sale of Securities.
     -------------------------------

     a. Promptly after Customer's investment adviser (or any sub-adviser) purchases Securities, Customer shall deliver to Wachovia (as custodian) Proper Instructions specifying for each purchase all information Wachovia may reasonably request to settle such purchase. Wachovia shall upon receipt of Securities purchased by or for a Fund pay out of the monies held for the account of a Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in Proper Instructions.

     b. Promptly after Customer's investment adviser (or any sub-adviser) sells Securities, Customer shall deliver to Wachovia (as Custodian) Proper Instructions, specifying for each sale all information Wachovia may reasonably request to settle such sale. Wachovia shall deliver the Securities upon receipt of the total amount payable to the Fund upon sale, provided that the same conforms to the total amount payable as set forth in Proper Instructions. Subject to the foregoing, Wachovia may accept payment in any form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

     c. Customer understands that when Wachovia is instructed to deliver Securities against payment, delivery of the Securities and receipt of payment therefor may not be completed simultaneously. Customer assumes full responsibility for all credit risks involved in connection with Wachovia's delivery of Securities pursuant to Proper Instructions of Customer.

     d. Upon Customer's Proper Instructions, Wachovia shall purchase or sell Securities and is authorized to use any broker or agent in connection with these transactions, but shall use affiliates of Wachovia only as Customer directs. Wachovia shall not be liable for the acts or omissions of any broker or agent (except an affiliate of Wachovia).

     e. Except as otherwise provided by law, a cash account (including subdivisions of accounts maintained in different currencies) shall constitute one single and indivisible Account. Consequently, Wachovia has the right to transfer the balance of any subaccount of a cash account to any other subaccount of a cash account. Wachovia shall notify Customer of any such transfers.

     f.(i) For puts, calls and futures traded on securities exchanges, Nasdaq, over-the-counter, or commodities exchanges, Wachovia shall take action as to put options and call options Customer purchases or sells (writes) regarding escrow or other arrangements in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among Wachovia, any broker-dealer that is a member of the NASD or futures commission merchant registered under the Commodity Exchange Act, and, if necessary, Customer, relating to compliance with rules of the Options Clearing Corporation or Commodities Futures Trading Commission, and of any registered national securities exchange, or of any similar organization or organizations.

     (ii) Unless another agreement requires it to do so, Wachovia shall be under no obligation or duty to see that Customer has deposited or is maintaining adequate margin, if required, with any broker or futures commission merchant in connection with any option, futures, puts or calls, nor shall Wachovia be under any obligation or duty to present the option to the broker or futures commission merchant for exercise unless it receives Proper Instructions from Customer. Wachovia shall have no responsibility for the legality of any put, call or option sold on Customer's behalf, the propriety of any purchase or sale, or the adequacy of any collateral delivered to a broker or futures commission merchant in connection with a put, call or option or deposited to or withdrawn from any Account. Wachovia specifically, but not by way of limitation, shall not be under any obligation or duty to: (x) periodically check with or notify Customer that the amount of collateral a broker or futures commission merchant holds is sufficient to protect the broker or futures commission merchant or Customer against any loss; (y) effect the return of any collateral delivered to a broker or futures commission merchant; or (z) advise Customer that any option it holds has expired or is about to expire, subject to the requirement of Paragraph 5b. to promptly transmit notices. These obligations and duties shall be Customer's sole responsibility.

20.  Tax Reclaims
     ------------

     a. Subject to the provisions of this Paragraph, Wachovia shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Foreign Assets and other Property credited to the Account that Wachovia believes may be available.

     b. The provision of a tax reclamation service by Wachovia is conditional upon Wachovia receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (copies of which are available from Wachovia). If Foreign Assets or Property credited to the Account are beneficially owned by someone other than Customer, this information shall be necessary with respect to the beneficial owner. Customer acknowledges that Wachovia shall be unable to perform tax reclamation services unless it receives this information.

     c. Wachovia shall perform tax reclamation services with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and Wachovia may, by notification in writing, supplement or amend the countries in which the tax reclamation services are offered.

     d.   Customer   confirms  that  Wachovia  is  authorized  to  disclose  any information requested by any revenue authority or any governmental body in relation to the processing of any tax reclaim.

21.  Records.  The books and  records  pertaining  to  Customer  that are in the
     -------
possession of Wachovia shall be the property of Customer. Wachovia shall prepare and maintain these books and records as the 1940 Act and other applicable federal securities laws and rules and regulations require. Customer and Customer's authorized representatives shall have access to Wachovia's books and records pertaining to Customer at all times during Wachovia's normal business hours, and Wachovia shall surrender these books and records to Customer promptly upon request. Upon reasonable request of Customer, Wachovia shall provide copies of any books and records to Customer and Customer's authorized representative.

22.  Cooperation  with  Accountants.  Wachovia shall  cooperate with  Customer's
     ------------------------------
independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to the accountants.

23.  Reports to Customer  by  Independent  Public  Accountants.  Wachovia  shall
     ---------------------------------------------------------
provide Customer, at such times as Customer may reasonably require, with reports from Wachovia's independent public accountants on the accounting system, internal accounting controls and procedures for safeguarding cash, Securities, futures contracts and options on futures contracts, including Securities deposited and/or maintained in a Securities Depository or Book-Entry System, relating to the services Wachovia provides under this Agreement. These reports shall be of sufficient scope and in sufficient detail as Customer may reasonably require to provide reasonable assurance that the examination would disclose any material inadequacies and, if there are no material inadequacies, the reports shall so state.

24.  Confidentiality.
     ---------------

     Customer and Wachovia agree, and will assure that each of its employees, officers, directors, consultants, representatives, agents and subcontractors performing services hereunder, also agree as follows:

     a. During the term of this Agreement and thereafter, except as permitted in this Agreement or expressly in writing by each party to this Agreement, each party shall not use, disclose, distribute, make known or communicate any Confidential Information to any person, firm or enterprise. Wachovia may disclose Confidential Information belonging to Customer as required to comply with any validly issued subpoena or order, provided that, prior to compliance with any such order, and at the request and expense of Customer, Wachovia will cooperate with Customer to obtain a protective order. Customer may disclose Confidential Information belonging to Wachovia as required to comply with any validly issued subpoena or order, provided that, prior to compliance with any such order, and at the request and expense of Wachovia, Customer will cooperate with Wachovia to obtain a protective order. The provisions of this subparagraph
a. of Paragraph 24 shall survive termination of this Agreement and shall be perpetual.

     b. As used herein, the term "Confidential Information" shall mean all oral or written information, of whatever kind and in whatever form, relating to a party's business and business activities, financial, technical information and client information (including but not limited to clients' identities), whether in tangible or intangible form and whether or not marked as "confidential" that may be obtained from any source as a result of this Agreement together with all such other information designated as confidential.

     c. Except as reasonably necessary to provide the services requested by Customer hereunder, Wachovia shall not use the name(s), trademarks or trade names of Customer, or any of its affiliates, whether registered or not, in publicity releases or advertising or publicly in any other manner, including company client lists, without securing the prior written approval of a Managing Director or higher ranking officer of Customer.

25.  Equipment.
     ---------

     a. Wachovia shall notify Customer of any errors, omissions or interruptions in, or delay or unavailability of Wachovia's ability to safeguard and hold Securities and cash in accordance with this Agreement as promptly as practicable, and proceed to correct the same as soon as is reasonably possible at no additional expense to Customer.

     b. Neither Wachovia nor Customer shall be responsible for delays or failures in performance resulting from acts beyond the reasonable control of such party, including acts of God, riots, acts of war or terrorism, epidemics, fire, earthquakes, flood, or other disasters. In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of such acts, the party who has been so affected shall immediately give notice to the other party and shall do everything possible to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended. If the period of nonperformance exceeds ten (10) days from the receipt of notice of a force majeure event, the party that has the ability to perform and has not been so affected may, by giving written notice, immediately terminate this Agreement.

     Wachovia shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for back-up emergency use of electronic data processing equipment to the extent appropriate equipment is available.

26.  Right to Receive Advice.
     -----------------------

     a. If Wachovia shall be in doubt as to any action it may take or omit to take, it may request, and shall receive, clarification from Customer. If Wachovia shall be in doubt as to any question of law involved in any action it may take or omit to take in connection with Customer's Accounts, it may request advice at its own cost from counsel of its own choosing (who may be counsel for Customer or Wachovia, at the option of Wachovia). Wachovia shall be entitled to rely on and follow the advice of its counsel, and shall be fully protected for anything it does or omits to do in good faith in conformity with this advice.

     b. Wachovia shall be protected in any action or inaction which it takes or omits to take in reliance on any directions or advice received pursuant to subparagraph (a) of this Paragraph 26 which Wachovia, after receipt of any directions or advice, in good faith believes to be consistent with these directions or advice. However, nothing in this Paragraph shall be construed as imposing upon Wachovia any obligation (i) to seek directions or advice; or (ii) to act in accordance with directions or advice when received, unless, under the terms or another provision of this Agreement, the same is a condition to Wachovia's properly taking or omitting to take action. Nothing in this subparagraph shall excuse Wachovia when an action or omission on the part of Wachovia constitutes willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement.

27.  Compensation.
     ------------

     As compensation for the services provided by Wachovia pursuant to this Agreement Customer will pay to Wachovia such amounts as may be agreed upon in writing from time to time by Customer and Wachovia.

28.  Representations.
     ---------------

     a. Customer hereby represents to Wachovia that (i) this Agreement has been duly authorized, executed and delivered by each Trust, constitutes a valid and legally binding obligation of each Trust enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on a Trust prohibits the Trust's execution or performance under this Agreement. Wachovia hereby represents to Customer that (i) it is a U.S. Bank with the full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; and (ii) this Agreement has been duly authorized, executed and delivered by Wachovia, constitutes a valid and legally binding obligation of Wachovia enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on Wachovia prohibits Wachovia's execution or performance of this Agreement; and
(iii) Wachovia has established, and agrees to maintain during the term of this Agreement, the Monitoring System.

     b. Wachovia hereby represents and warrants that each and every commercial and noncommercial hardware, software, firmware, mechanical, or electrical product ("Products") used, created, assembled, manufactured, developed, or modified in connection with any goods or services offered or provided under this Agreement shall, at no additional costs to Customer, be able to store and process accurately any and all data reflected in the currency unit of the European Monetary Union, the Euro, and related to the Euro (including, but not limited to, calculating, comparing, storing, processing, recording, valuing, recognizing, validating, presenting and sequencing). Customer may, at no additional cost, require Wachovia to demonstrate compliance and/or compliance techniques and test procedures it intends to follow or evidence of compliance by Wachovia and relevant third party vendors, consistent with the Euro related representations, warranties and obligations contained herein. These representations and warranties shall be in effect so long as the service(s) or Product(s) provided under this Agreement are used by Wachovia or provided by Wachovia for the benefit of Customer.

29.  Several Obligations of the Trusts
     ---------------------------------

     With respect to the obligations of each Fund of each Trust arising hereunder, Wachovia shall look for payment or satisfaction of any obligation solely to the assets of the Fund to which such obligation relates as though Wachovia had separately contracted by separate written instrument with respect to each Fund.

30.  Performance of Duties and Standard of Care.
     ------------------------------------------

     a. Except as stated in Paragraphs 8 and 9 of this Agreement, in the performance of its duties hereunder, Wachovia shall be obligated to exercise care and diligence and act in good faith to ensure the accuracy and completeness of all services performed under this Agreement.

     b. Wachovia shall be under no duty to take any action on behalf of Customer except as specifically set forth herein or as Wachovia may specifically agree to in writing.

     d. Wachovia may enter into subcontracts, agreements and understandings with affiliates, whenever and on any terms and conditions as it deems necessary or appropriate to perform its services under this Agreement, consistent with the 1940 Act and other applicable law. No subcontract, agreement or understanding shall discharge Wachovia from its obligations under this Agreement.

     e. Wachovia shall not be obligated to execute any of Customer's Proper Instructions if Wachovia believes that to do so will or may contravene any law or regulation, any relevant market practice, or Wachovia's general practice in performing custody services. Wachovia shall notify Customer as soon as practicable in the event that Wachovia determines not to execute a Proper Instruction of Customer.

     f. Except as stated in Paragraphs 8 and 9 of this Agreement, Wachovia shall be responsible for its own negligent failure or that of any subcustodian it shall appoint to perform its duties under this Agreement, but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, Wachovia shall not be liable. Without limiting the generality of the foregoing or of any other provision of this Agreement, Wachovia in connection with its duties under this Agreement, so long as and to the extent it is in the exercise of reasonable care, shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (i) the validity or invalidity or authority or lack thereof of any advice, direction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which Wachovia reasonably believes to be genuine, (ii) the validity of the issue of any Securities Customer purchases or sells, the legality of the purchase or sale thereof or the propriety of the amount paid or received therefor, (iii) the legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor, (iv) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor, or
(v) the legality of the declaration or payment of any dividend or distribution on Shares.

     g. Each Trust assumes full responsibility for insuring that the contents of each Registration Statement of the Trust complies with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.

31. Indemnification. Customer agrees to indemnify and hold harmless Wachovia and
    ---------------
its nominees from all taxes, charges, assessments, claims, and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorney's fees and disbursements, arising directly or indirectly from any action or thing which Wachovia takes or does or omits to take or do in connection with or arising out of Wachovia's performance of its responsibilities expressly set forth herein, provided Wachovia has not acted with negligence or bad faith, or engaged in fraud or willful misconduct in connection with the liabilities in question. Wachovia similarly agrees to indemnify and hold harmless Customer from all taxes, charges, assessments, claims, and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorney's fees and disbursements arising directly or indirectly from Wachovia's or its nominee's or sub-custodian's willful misfeasance, bad faith, negligence or reckless disregard in performing its duties under this agreement. If Wachovia advances any cash for any purpose resulting from Proper Instructions, or if Wachovia or its nominee or subcustodian shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except as may arise from its or its nominee's or subcustodian's own negligent action, negligent failure to act, willful misconduct, or reckless disregard of its duties under this Agreement or any agreement between Wachovia and any nominee or subcustodian, Customer shall promptly reimburse Wachovia for the advance of cash or taxes, charges, expenses, assessments, claims or liabilities.

32.  Effective  Period;  Termination and Amendment.  This Agreement shall become
     ---------------------------------------------
effective as of its execution and shall continue in full force and effect until terminated as hereinafter provided. The parties may mutually agree to amend this Agreement at any time. Either party may terminate this Agreement by an instrument in writing delivered or mailed, postage prepaid to the other party at the address listed in Paragraph 34, the termination to take effect not sooner than sixty (60) days after the date of delivery or mailing; provided, however, that Wachovia shall not act under Paragraph 8 in the absence of receipt of a certificate from Customer's secretary containing the resolution of the Board regarding the Board's determination that it is reasonable to rely on Wachovia to perform the responsibilities delegated pursuant to this Agreement to Wachovia as Foreign Custody Manager of the Trust, provided further, however, that Customer shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that Customer may at any time by action of its Board (i) substitute another bank or trust company for Wachovia by giving notice as described above to Wachovia or (ii) immediately terminate this Agreement in the event the Comptroller of the Currency appoints a conservator or receiver for Wachovia or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of the Agreement, Customer shall pay to Wachovia all uncontested compensation as may be due as of the date of termination. Termination of this Agreement shall not affect any liabilities either party owes to the other arising under this Agreement prior to such termination.

33.  Successor  Custodian.   If  Customer's  Board  shall  appoint  a  successor
     --------------------
custodian, Wachovia shall, upon termination, deliver to the successor custodian at the office of the custodian, duly endorsed and in the form for transfer, all Securities it then holds under this Agreement and shall transfer to an account of the successor custodian all of Customer's Securities held in a Securities Depository, Book-Entry System, Eligible Securities Depository, or Eligible
Foreign Custodian. If Customer does not deliver to Wachovia a written order designating a successor custodian on or before the date when the termination shall become effective, Wachovia shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all Securities, monies, and other Property Wachovia holds and all instruments Wachovia holds relative thereto and all other Property it holds under this Agreement and to transfer to an account of the successor custodian all of Customer's Securities held in any Securities Depository, Book-Entry
System, Eligible Securities Depository, or Eligible Foreign Custodian. Thereafter, that bank or trust company shall be the successor of Wachovia under this Agreement. If Property of Customer remains in the possession of Wachovia after the date of termination of this Agreement owing to Customer's failure to procure the certified copy of the vote referred to or of the Board to appoint a successor custodian, Wachovia shall be entitled to fair compensation for its services during the period Wachovia retains possession of the Property and the provisions of this Agreement relating to the duties and obligations of Wachovia shall remain in full force and effect. This Agreement shall be binding on each of the parties' successors and assigns, but the parties agree that neither party can assign its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

34.  Notices.  Notices,  other  than  Proper  Instructions,  shall be  served by
     -------
registered mail or hand delivery to the address of the respective parties as follows: (a) if to Wachovia, at Wachovia's address, 123 S. Broad Street, PA4942, Philadelphia, PA 19109; or (b) if to Customer, at the address of the Customer, P.O. Box 2600, Valley Forge, PA 19482, unless notice of a new address is given to the other party in writing.

35.  Further  Actions.  Each party  agrees to perform  further  acts and execute
     ----------------
further documents as are necessary to effectuate the purposes of this Agreement.

36.  Additional  Funds.  In the event that Customer has an  additional  Fund for
     -----------------
which it desires Wachovia to render services as custodian under the terms hereof, it shall so notify Wachovia in writing, and if the Custodian agrees to provide these services, the Funds shall become Funds hereunder and shall be added to Attachment B of this Agreement.

37.  Miscellaneous.    This   Agreement   embodies  the  entire   Agreement  and
     -------------
understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the services hereunder. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall together, constitute only one instrument. This Agreement shall be deemed to be a contract made in Pennsylvania and governed by Pennsylvania law. If a court decision, statute, rule or otherwise holds or invalidates any provision of this Agreement, the remainder of this Agreement shall not be affected. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors. Each Trust's Declaration of Trust is on file with the Secretary of the State of Delaware. Each Trust's officers have executed this Agreement on behalf of the Trust as officers and not individually and the obligations this Agreement imposes upon a Trust are not binding upon any of the Trust's trustees, officers or shareholders individually but are binding only upon the assets and Property of such Trust.

     IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  their  officers
designated below to execute this Agreement as of the day and year first above written.

             Each of the open-end investment companies listed on Attachment B

By:          /S/ THOMAS J. HIGGINS
             Name: Thomas J. Higgins
             Title: Treasurer

             WACHOVIA BANK, NATIONAL ASSOCIATION

By:          /S/ ELLEN C. KRAUSE
             Name: Ellen C. Krause
             Title: Vice President

                                  ATTACHMENT A

     Each Trust's Board of Trustees delegated to John J. Brennan, Chief Executive Officer of each Trust, Ralph K. Packard, Chief Financial Officer of The Vanguard Group, Inc., and Thomas J. Higgins, Treasurer of each Trust, the authority individually to designate Authorized Persons. The currently effective list of Authorized Persons has been provided by Customer to Wachovia, and will be updated by Customer as necessary.

                                 ATTACHMENT B:

TRUSTS AND FUNDS

Vanguard Balanced Index Fund

Vanguard California Tax-Free Funds
     Vanguard California Intermediate-Term Tax-Exempt Fund
     Vanguard California Long-Term Tax-Exempt Fund
     Vanguard California Tax-Exempt Money Market Fund

Vanguard Convertible Securities Fund

Vanguard Fenway Funds
     Vanguard Growth Equity Fund

Vanguard Florida Tax-Free Funds
     Vanguard Florida Long-Term Tax-Exempt Fund

Vanguard Institutional Index Fund

Vanguard Massachusetts Tax-Exempt Funds
     Vanguard Massachusetts High-Grade Tax-Exempt Fund

Vanguard Municipal Bond Funds
     Vanguard High-Yield Tax-Exempt Fund
     Vanguard Insured Long-Term Tax-Exempt Fund
     Vanguard Intermediate-Term Tax-Exempt Fund
     Vanguard Limited-Term Tax-Exempt Fund
     Vanguard Long-Term Tax-Exempt Fund
     Vanguard Short-Term Tax-Exempt Fund
     Vanguard Tax-Exempt Money Market Fund

Vanguard New Jersey Tax-Free Funds
     Vanguard New Jersey Long-Term Tax-Exempt Fund
     Vanguard New Jersey Tax-Exempt Money Market Fund

Vanguard New York Tax-Free Funds
     Vanguard New York Long-Term Tax-Exempt Fund
     Vanguard New York Tax-Exempt Money Market Fund

Vanguard Ohio Tax-Free Funds
     Vanguard Ohio Long-Term Tax-Exempt Fund
     Vanguard Ohio Tax-Exempt Money Market Fund

Vanguard Pennsylvania Tax-Free Funds
     Vanguard Pennsylvania Long-Term Tax-Exempt Fund
     Vanguard Pennsylvania Tax-Exempt Money Market Fund

Vanguard Quantitative Funds
     Vanguard Growth and Income Fund

Vanguard Specialized Funds
     Vanguard REIT Index Fund

Vanguard STAR Funds
     Vanguard STAR Fund
     Vanguard Total International Stock Index Fund

Vanguard Variable Insurance Fund
     Balanced Portfolio
     Diversified Value Portfolio
     Equity Index Portfolio
     High-Yield Bond Portfolio
     Mid-Cap Index Portfolio
     REIT Index Portfolio
     Small Company Growth Portfolio
     Total Bond Market Index Portfolio

Vanguard World Fund
     Vanguard Calvert Social Index Fund

                                   EXHIBIT A
                       PROVISION OF ADDITIONAL INFORMATION

For purposes of Paragraph 8 of the Agreement, Customer (or its investment adviser(s)) shall be deemed to have considered the Country Risk as is incurred by placing and maintaining Foreign Assets in each country for which Wachovia is serving as Foreign Custody Manager of Customer. To aid Customer (and its investment adviser(s)) in monitoring Country Risk, however, Wachovia shall provide Customer (or its investment adviser(s)) the following information with respect to the foreign countries of Eligible Foreign Custodians that Wachovia selects pursuant to Paragraph 8.b of the Agreement: (a) opinions of local counsel or reports concerning whether applicable foreign law would restrict the access afforded to Customer's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country; whether applicable foreign law would restrict Customer's ability to recover its Foreign Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country; whether applicable foreign law would restrict Customer's ability to recover Foreign Assets that are lost while under the control of an Eligible Foreign Custodian located in the country; and (b) periodic market reports with respect to securities settlement and registration, taxation, and depositories (including depository evaluation), if any.

Wachovia will also periodically provide Customer (or its investment adviser(s)) the following information relating to Country Risk with respect to the foreign countries of Eligible Foreign Custodians that Wachovia selects pursuant to Paragraph 8.b of the Agreement, or eligible securities depositories pursuant to Paragraph 9, as Wachovia receives this information: (y) written information concerning each foreign country's practices with regard to expropriation, nationalization, freezes, or confiscation of financial assets; or whether difficulties in converting Customer's cash and cash equivalents to U.S. dollars are reasonably foreseeable; (z) market reports with respect to each foreign country's securities regulatory environment, foreign ownership restrictions, or foreign exchange practices. Customer hereby acknowledges that: (i) this information is solely designed to inform Customer (or its investment adviser(s)) of market conditions and procedures and is not intended to be considered comprehensive or as a recommendation to invest or not invest in particular markets; and (ii) Wachovia is not the primary source of the information and has gathered the information from sources it considers reliable, but that Wachovia shall have no responsibility for inaccuracies or incomplete information.

To aid Customer or its delegate in its consideration of Country Risks, Wachovia shall furnish Customer annually and prior to the initial placing of Foreign Assets into a country, the following information:

(i) securities settlement and registration, (ii) taxation, and (iii) compulsory depositories.

Wachovia shall furnish additional information customarily provided to other investment companies registered under the Investment Company Act of 1940 for which Wachovia provides foreign custody services.

Wachovia shall furnish additional information regarding Country Risks as Customer may reasonably request from time to time.

                                    EXHIBIT B
                                    EXHIBIT C

                    LIST OF ELIGIBLE SECURITIES DEPOSITORIES
                             LIST OF FOREIGN MARKETS

COUNTRY        SUB-CUSTODIAN               CASH CORRESPONDENT BANK
-------        -------------               --------------------------------------------
ARGENTINA      JPMorgan Chase Bank         JPMorgan Chase Bank
               Arenales 707, 5th Floor     Buenos Aires
               1061 Buenos Aires           BIC Code: CHASARBA
               ARGENTINA
               BIC Code: CHASARBA

AUSTRALIA      JPMorgan Chase Bank         Australia and New Zealand Banking Group Ltd.
               Level 37                    Melbourne
               AAP Center 259, George      BIC Code: ANZBAU3M
               Street Sydney NSW 2000
               AUSTRALIA a/c A/c 70003
               BIC Code: CHASAU2X

AUSTRIA        Bank Austria AG             J.P. Morgan AG-Frankfurt
               Julius Tandler Platz-3      Acct: Chase Manhattan London
               A-1090 Vienna               Acct #: 6231400604
               AUSTRIA A/c 0101-05963/00   BIC Code: CHASDEFX
               BIC Code: BKAUATWW

BELGIUM        Fortis Bank N.V.            J.P. Morgan AG- Frankfurt
               3 Montagne Du Parc          Acct: Chase Manhattan London
               1000 Brussels               Acct #: 6231400604
               BELGIUM A/c 210-0002694-30  BIC Code: CHASDEFX
               BIC Code: GEBABEBB36A

BERMUDA        The Bank of Bermuda Limited The Bank of Bermuda Limited
               6 Front Street              Hamilton
               Hamilton HMDX               BIC Code: BBDABMHMCTS
               BERMUDA
               BIC Code: BBDABMHMCTS

BRAZIL         BankBoston, N.A.            BankBoston, N.A.
               Rua Libero Badaro, 425-29   Sao Paulo
               Sao Paulo - SP 01009-000    BIC Code: N/A
               BRAZIL
               BIC Code: N/A

BULGARIA       ING Bank N.V.               ING Bank N.V.
               Sofia Branch                Sofia
               12 Emil Bersinski Street    BIC Code: INGBBGSF
               Ivan Vazov Region
               1408 Sofia
               BULGARIA
               BIC Code: INGBBGSF

COUNTRY        SUB-CUSTODIAN               CASH CORRESPONDENT BANK
-------        -------------               --------------------------------------------
BULGARIA       ING Bank N.V.               ING Bank N.V.
               Sofia Branch                Sofia
               12 Emil Bersinski Street    BIC Code: INGBBGSF
               Ivan Vazov Region
               1408 Sofia
               BULGARIA
               BIC Code: INGBBGSF

CANADA         Royal Bank of Canada        Royal Bank of Canada
               200 Bay Street, Suite 1500  Toronto
               15th Floor                  BIC Code: ROYCCAT2
               Royal Bank Plaza, North Tower
               Toronto Ontario M5J 2J5
               CANADA a/c T12207321
               BIC Code: ROYCCAT2XXX

CHILE          Citibank, N.A.              Citibank, N.A.
               Avda. Andres Bello 2687     Santiago
               3rd and 5th Floors          BIC Code: CITIUS33SAN
               Santiago
               CHILE
               BIC Code: CITIUS33SAN

COLOMBIA       Cititrust Colombia S.A.     Cititrust Colombia S.A. Sociedad Fiduciaria
               Sociedad Fiduciaria         Santa Fe de Bogota
               Carrera 9a No 99-02         BIC Code: CITIUS33COR
               First Floor
               Santa Fe de Bogota, D.C.
               COLOMBIA
               BIC Code: CITIUS33COR

DENMARK        Danske Bank A/S             Nordea Bank Danmark A/S
               2-12 Holmens Kanal          Copenhagen
               DK 1092 Copenhagen K        BIC Code: NDEADKKK
               Denmark a/c 4001455435
               BIC Code: DABADKKK

EGYPT          Citibank, N.A.              Citibank, N.A.
               4 Ahmed Pasha Street        Cairo
               Garden City                 BIC Code: CITIEGCX
               Cairo
               EGYPT
               BIC Code: CITIEGCX

FINLAND        Nordea Bank Finland Plc     J.P. Morgan Ag- Frankfurt
               2598 Custody Services       CHASDEFX
               Aleksis Kiven Katu 3-5      Acct: Chase Manhattan London
               FIN-00020 MERITA, Helsinki  Acct #: 6231400604
               FINLAND a/c 22642999        BIC Code: CHASDEFX
               BIC Code: NDEAFIHH

COUNTRY        SUB-CUSTODIAN               CASH CORRESPONDENT BANK
-------        -------------               --------------------------------------------
FRANCE         BNP Paribus SA              J.P. Morgan AG- Frankfurt
               3, Rue D'Antin              Acct: Chase Manhattan London
               75078 Paris                 Acct #: 6231400604
               FRANCE                      BIC Code: CHASDEFX
               BIC Code: PARBFRPP

GERMANY        Dresdner Bank AG            J.P. Morgan AG- Frankfurt
               Juergen-Ponto-Platz 1       Acct: Chase Manhattan London
               60284 Frankfurt/Main        Acct #: 6231400604
               GERMANY A/c 4990804867808   BIC Code: CHASDEFX
               BIC # DRESDEFF

GREECE         HSBC Bank plc               J.P. Morgan AG- Frankfurt
               Messogion 109-111           Acct: Chase Manhattan London
               11526 Athens                Acct #: 6231400604
               GREECE                      BIC Code: CHASDEFX
               BIC Code: MIDLGRAAXGSS

HONG KONG      The Hongkong and Shanghai   JPMorgan Chase Bank
               Banking Corporation Ltd.    Hong Kong
               36th Floor, Sun Hung Kai    BIC Code: CHASDEFX
               Centre 30 Harbour Road
               Wan Chai
               HONG KONG a/c 500-231204-085
               BIC Code: HSBCHKHHSEC

HUNGARY        Citibank Rt.                ING Bank Rt.
               Szabadsag ter 7-9           Budapest
               H-1051 Budapest V           BIC Code: INGBHUHB
               HUNGARY
               BIC Code: CITIHUHXCUS

ICELAND        Islandsbanki-FBA            Islandsbanki-FBA
               Kirkjusandur 2              Reykjavik
               155 Reykjavik               BIC Code: ISBAISRE
               ICELAND
               BIC Code: ISBAISRE

INDONESIA      The Hongkong and Shanghai   The Hongkong and Shanghai
               Banking Corporation Ltd.    Banking Corporation Limited
               World Trade Center 4th Floor Jakarta
               Jalan Jendral Sudirman Kav. BIC Code: HSBCIDJAXXX
               29-31
               Jakarta 12920
               INDONESIA
               BIC Code: HSBCIDJAXXX

IRELAND        Allied Irish Banks, p.l.c.  J. P. Morgan AG- Frankfurt
               P.O. Box 518                Acct: Chase Manhattan London
               Int'l Financial Services    Acct #: 6231400604
               Centre Dublin 1             BIC Code: CHASDEFX
               IRELAND
               BIC Code: N/A

COUNTRY        SUB-CUSTODIAN               CASH CORRESPONDENT BANK
-------        -------------               --------------------------------------------
ISRAEL         Bank Leumi le-Israel B.M.   Bank Leumi le-Israel B.M.
               35, Yehuda Halevi Street    Tel Aviv
               61000 Tel Aviv              BIC Code: LUMIILITTLV
               ISRAEL
               BIC Code: LUMIILITBSC

ITALY          BNP Paribas Securities      J.P. Morgan AG- Frankfurt
               Services S.A.               Acct: Chase Manhattan London
               2 Piazza San Fedele         Acct #: 6231400604
               20121 Milan                 BIC Code: CHASDEFX
               ITALY a/c 6674.65
               BIC Code: PARBITMM

IVORY COAST    Societe Generale de Banques Societe Generale
               en Cote d'Ivoire            Paris
               5 et 7, Avenue J. Anoma     BIC Code: SOGEFRPP
               - 01 B.P.  1355
               Abidjan 01
               IVORY COAST
               BIC Code: SOGEFRPPAGM

JAMAICA        CIBC Trust and Merchant     CIBC Trust and Merchant Bank Jamaica Ltd
               Bank Jamaica Limited        Kingston
               23-27 Knutsford Blvd.       BIC Code: CITMJMKN
               Kingston 10
               JAMAICA
               BIC Code: CITMJMKN

JAPAN          The Bank of Tokyo-          JPMorgan Chase Bank
               Mitsubishi, Ltd.            Tokyo
               3-2 Nihombashi Hongkucho    BIC Code: CHASJPJT
               1-chome
               Chuo-ku
               Tokyo 103
               JAPAN a/c 010026000
               BIC Code: BOTKJPJTSAD

KENYA          Barclays Bank of Kenya Ltd. Barclays Bank of Kenya Ltd.
               C/O Barclaytrust Investment Nairobi
               Services & Limited          BIC Code: BARCKENXXXX
               Mezzanine 3, Barclays
               Plaza, Loita St.
               Nairobi
               KENYA
               BIC Code: BARCKENXXXX

LUXEMBOURG     Banque Generale du          J.P. Morgan AG- Frankfurt
               Luxembourg S.A.             Acct #: 6231400604
               50 Avenue J.F. Kennedy      BIC Code: CHASDEFX
               L-2951
               LUXEMBOURG
               BIC Code: BGLLLULL

COUNTRY        SUB-CUSTODIAN               CASH CORRESPONDENT BANK
-------        -------------               --------------------------------------------
MALAYSIA       HSBC Bank Malaysia Berhad   HSBC Bank Malaysia Berhad
               2 Leboh Ampang              Kuala Lumpur
               50100 Kuala Lumpur          BIC Code: HBMBMYKL
               MALAYSIA
               BIC Code: HBMBMYKL

MEXICO         Banco J.P. Morgan, S.A.     Banco J.P. Morgan, S.A.
               Torre Optima                Mexico, D.F
               Paseo de las Palmas # 405   BIC Code: CHASMXMX
               Piso 15 Lomas de Chapultepec
               11000 Mexico, D.F.
               MEXICO a/c 300010
               BIC Code: CHASMXMX

NETHERLANDS    ABN AMRO bank N.V.          J.P. Morgan AG- Frankfurt
               Kemelstede 2                Acct: Chase Manhattan London
               P.O. Box 3200               Acct #: 6231400604
               4800 De Breda               BIC Code: CHASDEFX
               NETHERLANDS
               NECICOM # 0410743429
               BIC Code: ABNANL2A

NEW ZEALAND    National Nominees Limited   National Bank of New Zealand
               Level 2 BNZ Tower           Wellington
               125 Queen Street            BIC Code: NBNZNZ22
               Auckland
               New Zealand
               BIC Code: NATANZ22

NORWAY         Den norske Bank ASA         Den norske Bank ASA
               Stranden 21                 Oslo
               PO Box 1171 Sentrum         BIC Code: DNBANOKK
               N-0107 Oslo
               NORWAY a/c 050050033070
               BIC Code: DNBANOKK

PERU           Citibank, N.A.              Banco de Credito del Peru
               Camino Real 457             Lima
               Torre Real - 5th Floor      BIC Code: BCPLPEPL
               San Isidro, Lima 27
               PERU
               BIC Code: CITIUS33LIM

PHILIPPINES    The Hongkong and Shanghai   The Hongkong and Shanghai Banking
               Banking                     Corporation Limited
               Corporation Limited         Manila
               30/F Discovery Suites       BIC Code: HSBCPHMM
               25 ADB Avenue
               Ortigas Center
               Pasig City, Manila
               PHILIPPINES
               BIC Code: HSBCPHMM

COUNTRY        SUB-CUSTODIAN               CASH CORRESPONDENT BANK
-------        -------------               --------------------------------------------
POLAND         Bank Handlowy w. Warszawie  Bank Rozwoju Eksportu S.A.
               S.A.                        Warsaw
               ul. Senatorska 16           BIC Code: BREXPLPW
               00-082 Warsaw
               POLAND
               BIC Code: BHWAPLPW

PORTUGAL       Banco Espirito Santo, S.A   J.P. Morgan AG- Frankfurt
               7th floor                   Acct: Chase Manhattan London
               Rua Castilho, 26            Acct #: 6231400604
               1250-069 Lisbon             BIC Code: CHASDEFX
               PORTUGAL a/c 099332090018
               BIC Code: BESCPTPL

SINGAPORE      Standard Chartered Bank     Oversea-Chinese Banking Corporation
               3/F, 6 Battery Road         Singapore
               049909                      BIC Code: OCBCSGSG
               SINGAPORE a/c SG0000025464
               BIC Code: SCBLSGSG

SOUTH AFRICA   The Standard Bank of        The Standard Bank of South Africa Ltd.
               South Africa Ltd.           Johannesburg
               Standard Bank Centre        BIC Code: SBZAZAJJ
               1st Floor
               5 Simmonds Street
               Johannesburg 2001
               SOUTH AFRICA a/c 400564092
               BIC Code: SBZAZAJJ

SOUTH KOREA    The Hongkong and Shanghai   The Hongkong and Shanghai Banking
               Banking                     Corporation Limited
               Corporation Limited         BIC Code: HSBCKRSE
               5/F HSBC Building
               #25, Bongrae-dong 1-ga
               Seoul
               SOUTH KOREA
               BIC Code: HSBCKRSE

SPAIN          J.P. Morgan Bank, S.A.      J.P. Morgan AG-Frankfurt
               Paseo de la Castellana, 51  BIC Code: CHASDEFX
               28046 Madrid
               SPAIN A/c 877710
               BIC Code: CHASES2X

SWEDEN         Skandinaviska Enskilda      Svenska Handelsbanken
               Banken Sergels Torg 2       Stockholm
               SE-106 40 Stockholm         BIC Code: HANDSESS
               SWEDEN a/c 01-001 239 423
               BIC Code: ESSESESS

SWITZERLAND    UBS AG                      UBS AG
               45 Bahnhofstrasse           Zurich
               8021 Zurich                 BIC Code: UBSWCHZH80A
               SWITZERLAND a/c 01-001 239 423
               BIC Code: UBSWCHZH80A

COUNTRY        SUB-CUSTODIAN               CASH CORRESPONDENT BANK
-------        -------------               --------------------------------------------
TAIWAN         The Hongkong and Shanghai   The Hongkong and Shanhai Banking
               Banking                     Corporation Limited
               Corporation Limited         Taipei
               International Trade Building  BIC Code: HSBCTWTP
               16th Floor, Taipei World Trade Cntr
               333 Keelung Road, Sec. 1 Taipei 110
               TAIWAN
               BIC Code: HSBCTWTP

THAILAND       Standard Chartered Bank     Standard Chartered Bank
               14th Floor, Zone B          Bangkok
               Sathorn Nakorn Tower        BIC Code: SCBLTHBX
               100 North Sathorn Road Bangrak
               Bangkok 10500
               THAILAND a/c TH0000038460
               BIC Code: SCBLTHBX

TURKEY         JPMorgan Chase Bank         JPMorgan Chase Bank
               Emirhan Cad. No: 145        Istanbul
               Atakule, A Blok Kat: 11     BIC Code: CHASTRIS
               80700-Dikilitas/Besiktas
               Istanbul
               TURKEY
               BIC Code: CHASTRIS

U.K.           JPMorgan Chase Bank         National Westminster Bank
               Crosby Court                London
               Ground Floor                Sort code: 60-92-42
               38 Bishopsgate              Acct: Chase Manhattan Bank London
               London EC2N 4AJ             SIC Code: NWBKGB2L
               UNITED KINGDOM
               BIC Code: CHASGB2L

U.S.A.         JPMorgan Chase Bank         JPMorgan Chase Bank
               4 New York Plaza            New York
               New York                    BIC Code: CHASUS33
               NY 10004
               U.S.A.
               BIC Code: CHASUS33

VENEZUELA      Citibank, N.A.              Citibank, N.A.
               Carmelitas a Altagracia     Caracas
               Edificio Citibank           BIC Code: CITIUS33VEC
               Caracas 1010
               VENEZUELA
               BIC Code: CITIUS33VEC

                           ATTACHMENT B - AMENDMENT #1

The following is an amendment ("Amendment") to the Mutual Fund Custody Agreement dated March 6, 2003, as amended from time to time (the "Agreement"), by and among Wachovia Bank, National Association ("Custodian") and each Delaware statutory trust listed on Attachment B thereto (each, a "Trust" and collectively, "Customer"). This Amendment serves to update the names of the Trusts and certain of their portfolios (each, a "Fund") listed on Attachment B. Custodian and Customer hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Trusts and Funds listed below.

Attachment B is hereby amended as follows:

  Vanguard Balanced Index Fund

  Vanguard California Tax-Free Funds
         Vanguard California Intermediate-Term Tax-Exempt Fund
         Vanguard California Long-Term Tax-Exempt Fund
         Vanguard California Tax-Exempt Money Market Fund

  Vanguard CMT Funds
         Vanguard Municipal Cash Management Fund

  Vanguard Convertible Securities Fund

  Vanguard Fenway Funds
         Vanguard Growth Equity Fund

  Vanguard Florida Tax-Free Funds
         Vanguard Florida Long-Term Tax-Exempt Fund

  Vanguard Institutional Index Fund

  Vanguard Massachusetts Tax-Exempt Funds
         Vanguard Massachusetts High-Grade Tax-Exempt Fund

  Vanguard Municipal Bond Funds Vanguard High-Yield Tax-Exempt Fund Vanguard
         Insured Long-Term Tax-Exempt Fund Vanguard Intermediate-Term Tax-Exempt Fund Vanguard Limited-Term Tax-Exempt Fund Vanguard Long-Term Tax-Exempt Fund Vanguard Short-Term Tax-Exempt Fund Vanguard Tax-Exempt Money Market Fund

  Vanguard New Jersey Tax-Free Funds
         Vanguard New Jersey Long-Term Tax-Exempt Fund
         Vanguard New Jersey Tax-Exempt Money Market Fund

  Vanguard New York Tax-Free Funds
         Vanguard New York Long-Term Tax-Exempt Fund
         Vanguard New York Tax-Exempt Money Market Fund

  Vanguard Ohio Tax-Free Funds
         Vanguard Ohio Long-Term Tax-Exempt Fund
         Vanguard Ohio Tax-Exempt Money Market Fund

  Vanguard Pennsylvania Tax-Free Funds
         Vanguard Pennsylvania Long-Term Tax-Exempt Fund
         Vanguard Pennsylvania Tax-Exempt Money Market Fund

Vanguard Quantitative Funds
         Vanguard Growth and Income Fund

Vanguard Specialized Funds
         Vanguard REIT Index Fund

Vanguard STAR Funds
         Vanguard STAR Fund
         Vanguard Total International Stock Index Fund

Vanguard Variable Insurance Fund
         Balanced Portfolio
         Diversified Value Portfolio
         Equity Index Portfolio
         High-Yield Bond Portfolio
         Mid-Cap Index Portfolio
         REIT Index Portfolio
         Small Company Growth Portfolio
         Total Bond Market Index Portfolio

Vanguard World Fund
         Vanguard Calvert Social Index Fund


AGREED TO as of May 14, 2004 BY:

Wachovia Bank, National Association             Each Fund listed on Attachment B

By:      /S/ ELLEN C. KRAUSE                    By:  /S/ THOMAS J. HIGGINS

Name:        Ellen C. Krause                    Name:    Thomas J. Higgins

Title:       Vice President                     Title:   Treasurer

                              CONSENT TO ASSIGNMENT

         This Consent to Assignment (this "Consent") is dated and made effective as of December 26, 2005 by each Delaware statutory trust listed on Attachment A hereto (each, a "Trust" and collectively, the "Trusts"), severally and for and on behalf of certain of their respective portfolios listed on Attachment A hereto (each, a "Fund" and collectively, the "Funds") for the benefit of Wachovia Bank, National Association, a national bank ("Wachovia"), and U.S. Bank, National Association, a national bank and the lead bank of U.S. Bancorp. ("U.S. Bank").

         Reference is hereby made to that certain Mutual Fund Custody Agreement dated as of March 6, 2003, as amended on May 14, 2004 (the "Custody Agreement") between the Trusts and Wachovia pursuant to which Wachovia provides certain custodial services to the Trusts and the Funds on the terms and subject to the conditions set forth in the Custody Agreement. Effective on or about December 31, 2005, Wachovia intends to assign all of its right, title and interest in and to the Custody Agreement to U.S. Bank. Pursuant to Section 33 of the Custody Agreement, the Trusts hereby consent to the assignment of the Custody Agreement from Wachovia to U.S. Bank.

         Except as provided herein, all of the terms and conditions of the Custody Agreement shall remain in full force and effect.


                                               Each of the open-end investment
                                               companies listed on Attachment A


                                               By: _/s Thomas J. Higgins
                                               Name: ___Thomas J. Higgins
                                               Title: ___Treasurer


ACCEPTED AND AGREED TO BY:

Wachovia Bank, National Association

By:      __/s Paul T. Cahill
Name:    __Paul T. Cahill
Title:   __Vice President

U.S. Bank, National Association

By:      __/s Joe D. Redwine
Name:    __Joe D. Redwine
Title:   __Senior Vice President

                                  ATTACHMENT A

  Trusts and Funds
  Vanguard Balanced Index Fund

  Vanguard California Tax-Free Funds
         Vanguard California Intermediate-Term Tax-Exempt Fund
         Vanguard California Long-Term Tax-Exempt Fund
         Vanguard California Tax-Exempt Money Market Fund

  Vanguard CMT Funds
         Vanguard Municipal Cash Management Fund

  Vanguard Convertible Securities Fund

  Vanguard Fenway Funds
         Vanguard Growth Equity Fund

  Vanguard Florida Tax-Free Funds
         Vanguard Florida Long-Term Tax-Exempt Fund

  Vanguard Institutional Index Fund

  Vanguard Massachusetts Tax-Exempt Funds
         Vanguard Massachusetts Tax-Exempt Fund

  Vanguard Municipal Bond Funds Vanguard High-Yield Tax-Exempt Fund Vanguard
         Insured Long-Term Tax-Exempt Fund Vanguard Intermediate-Term Tax-Exempt Fund Vanguard Limited-Term Tax-Exempt Fund Vanguard Long-Term Tax-Exempt Fund Vanguard Short-Term Tax-Exempt Fund Vanguard Tax-Exempt Money Market Fund

  Vanguard New Jersey Tax-Free Funds
         Vanguard New Jersey Long-Term Tax-Exempt Fund
         Vanguard New Jersey Tax-Exempt Money Market Fund

  Vanguard New York Tax-Free Funds
         Vanguard New York Long-Term Tax-Exempt Fund
         Vanguard New York Tax-Exempt Money Market Fund

  Vanguard Ohio Tax-Free Funds
         Vanguard Ohio Long-Term Tax-Exempt Fund
         Vanguard Ohio Tax-Exempt Money Market Fund

  Vanguard Pennsylvania Tax-Free Funds
         Vanguard Pennsylvania Long-Term Tax-Exempt Fund
         Vanguard Pennsylvania Tax-Exempt Money Market Fund

Vanguard Quantitative Funds
         Vanguard Growth and Income Fund

Vanguard STAR Funds
         Vanguard STAR Fund
         Vanguard Total International Stock Index Fund

Vanguard Variable Annuity Funds
         Balanced Portfolio
         Diversified Value Portfolio
         Equity Index Portfolio
         High-Yield Bond Portfolio
         Mid-Cap Index Portfolio
         REIT Index Portfolio
         Small Company Growth Portfolio
         Total Bond Market Index Portfolio

Vanguard World Fund
         FTSE Social Index Fund (fka Vanguard Calvert Social Index Fund)